Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Asia Premium Television Group, Inc. and its subsidiaries (the “Company”) on Form 10-K for the fiscal year ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bulin Miao, Finance Manager of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  June 28, 2007

/s/ Hongmei Zhang

Hongmei Zhang

Finance Manager